Exhibit 99.2

October 17, 2024

To: Pony AI Inc.

Re: The Listing of Pony AI Inc. (the “Company”) on the Nasdaq Global Market

Ladies and Gentlemen:

We are qualified lawyers of the People’s Republic of China (the “PRC”, which, for the purpose of this opinion, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this legal opinion on the laws of the PRC. We have acted as your legal counsel on the laws of the PRC in connection with (i) the proposed initial public offering (the “Offering”) of certain number of American depositary shares (the “ADSs”, each representing certain number of Class A ordinary shares of the Company), by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “SEC”) in relation to the Offering, and (ii) the proposed listing and trading of the Company’s ADSs on the Nasdaq Global Market.

The following terms as used in this opinion are defined as follows:

“M&A Rules”	means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (关于外国投资者并购境内企业的规定), which was issued by six PRC regulatory agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration for Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

海问律师事务所HAIWEN & PARTNERS

北京市海问律师事务所

地址：北京市朝阳区东三环中路5号财富金融中心20层（邮编100020）

Address：20/F, Fortune Financial Center, 5 Dong San Huan Central Road, Chaoyang District, Beijing 100020, China

电话(Tel): (+86 10) 8560 6888 传真(Fax)：(+86 10) 8560 6999 www.haiwen-law.com

北京BEIJING丨上海 SHANGHAI丨深圳 SHENZHEN丨香港 HONG KONG丨成都 CHENGDU丨海口 HAIKOU

“PRC Authorities”	means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC.

“PRC Companies”	means, collectively, the PRC-incorporated companies as set out in Schedule I attached hereto.

“PRC Laws”	means any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

For the purpose of giving this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction of corporate records, agreements, documents and other instruments provided to us and such other documents or certificates issued or representations made by officials of government authorities and other public organizations and by officers and representatives of the Company as we have deemed necessary and appropriate as a basis for the opinions hereinafter set forth.

In such examination, we have assumed: (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals; (ii) the conformity to originals of all documents submitted to us as certified or reproduced copies; (iii) that all factual statements made in all documents are correct in all material respects; (iv) that all parties to the documents have full power and authority to enter into, and have duly executed and delivered, such documents; (v) that any document submitted to us remains in full force and effect up to the date of this opinion and has not been amended, varied, cancelled or superseded by any other document, agreement or action; and (vi) that, in response to our due diligence inquiries, requests and investigation for the purpose of this opinion, all the relevant information and materials that have been provided to us by the Company are true, accurate, complete and not misleading, and that the Company has not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part. Where important facts were not independently established to us, we have relied upon certificates issued by governmental authorities and appropriate representatives of the Company and/or other relevant entities and/or upon representations made by such persons in the course of our inquiry and consultation.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the PRC Laws and accordingly express no legal opinion herein on any laws of any jurisdiction other than the PRC. For the purpose of this opinion, the laws of the PRC do not include the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

Based on the foregoing and subject to any matters not disclosed to us, we are of the following opinion:

1.	Based on our understanding of the current PRC Laws, the ownership structure of the PRC Companies, both currently and immediately after giving effect to the Offering, does not and will not violate applicable PRC Laws currently in effect. However, there are substantial uncertainties regarding the interpretation and application of PRC Laws and future PRC laws and regulations, and there can be no assurance that the PRC Authorities will not take a view that is contrary to or otherwise different from our opinion stated above.

2.	The M&A Rules, among other things, purport to require that an offshore special purpose vehicle controlled directly or indirectly by PRC domestic companies or individuals and formed for purposes of overseas listing through acquisition of PRC domestic interests obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The CSRC has not issued any definitive rules or interpretations concerning whether offerings such as the Offering are subject to the CSRC approval procedures under the M&A Rules. Based on our understanding of the PRC Laws, the Company is not required to obtain approval from the CSRC under the M&A Rules for listing and trading of the ADSs. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules, and there can be no assurance that the PRC Authorities will not take a view that is contrary to or otherwise different from our opinion stated above;

3.	The statements set forth in the Registration Statement under the caption “Taxation – People’s Republic of China Taxation” insofar as such statements purport to constitute summaries of the matters of the PRC Laws, fairly reflect the matters purported to be summarized and are true and correct in all material respects and constitute our opinion on such matters; and

The PRC Laws referred herein are laws of the PRC currently in force and there is no guarantee that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

This opinion is intended to be used in the context which is specifically referred to herein and each section should be looked at as a whole and no part should be extracted and referred to independently. It is delivered in our capacity as the Company’s PRC legal counsel solely for the purpose of the Registration Statement publicly submitted to the SEC on the date of this opinion and may not be used for any other purpose without our prior written consent. We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. We do not thereby admit that we fall within the category of the persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Haiwen & Partners
Haiwen & Partners

SCHEDULE I

List of PRC Companies

1.	Beijing (HX) Pony AI Technology Co., Ltd.

北京小马慧行科技有限公司

2.	Beijing (YX) Pony AI Technology Co., Ltd.

北京小马易行科技有限公司

3.	Guangzhou (HX) Pony AI Technology Co., Ltd.

广州小马慧行科技有限公司

4.	Shenzhen (YX) Pony AI Technology Co., Ltd.

深圳小马易行科技有限公司

5.	Shanghai (ZX) Pony AI Technology Development Co., Ltd.

上海小马智行智能科技发展有限公司

6.	Beijing Pony Truck Technology Co., Ltd.

北京小马智卡科技有限公司

7.	Guangzhou Pony Truck Co., Ltd.

 广州小马智卡科技有限公司

8.	Guangzhou Pony Intelligent Logistics Technology Co., Ltd.

广州小马智慧物流科技有限公司

9.	Cyantron Logistics Technology Co., Ltd.

青骓物流科技有限公司

10.	Qingdao Cyantron Logistics Technology Co., Ltd.

青岛青骓物流科技有限公司

11.	Shanghai (YX) Pony AI Technology Co., Ltd.

小马易行科技(上海)有限公司

12.	Beijing (RX) Pony AI Technology Co., Ltd.

北京小马睿行科技有限公司

13.	Guangzhou (YX) Pony AI Technology Co., Ltd.

广州小马易行科技有限公司

14.	Beijing (ZX) Pony AI Technology Co., Ltd.

北京小马智行科技有限公司

15.	Jiangsu RYE Data Technology Co., Ltd.

江苏黑麦数据科技有限公司

16.	Tianjin Poplar LLP

天津白杨科技合伙企业（有限合伙）

17.	Guangzhou (ZX) Pony AI Technology Co., Ltd.

广州小马智行科技有限公司

18.	Guangzhou Bibi Technology Co., Ltd.

广州哔哔出行科技服务有限公司

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